UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 26, 2022

Ondas Holdings Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-39761	47-2615102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 Waverley Oaks Road, Suite 114, Waltham, MA 02452

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (888) 350-9994

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock par value $0.0001	ONDS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On October 26, 2022, Ondas Holdings Inc. (the “Company”) entered into a placement agent agreement (the “Placement Agent Agreement”) with Oppenheimer & Co. Inc. (“Oppenheimer”), as the sole placement agent relating to the Company's sale and issuance to selected institutional investors (the “Investors”) in a registered direct offering of 3% senior convertible notes due 2023 in the aggregate original principal amount of $34.5 million (the “Notes”). The Notes have an original issue discount of thirteen percent (13%) resulting in gross proceeds to the Company of $30.0 million. The Notes are being sold pursuant to the terms of a Securities Purchase Agreement, dated October 26, 2022 (the “SPA”), between us and each investor in connection with this offering (the “Offering”). Up to 16,235,294 shares of the Company’s common stock (the “Shares”) are issuable from time to time upon conversion or otherwise under the Notes (including shares of common stock that may be issued as interest in lieu of cash payments). The Notes and Shares are being offered pursuant to a prospectus supplement to our effective shelf registration statement on Form S-3 (Registration No. 333-252571) and a registration statement on Form S-3 (Registration No. 333-268014) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, which was effective immediately upon filing. Oppenheimer served as the sole placement agent for the transaction pursuant to the terms of the Placement Agent Agreement. Under the terms of the Placement Agent Agreement, we will pay our placement agent a cash fee equal to 5.0% of the gross proceeds in connection with the Offering. The Placement Agent Agreement contains customary representations, warranties and indemnification by the Company.

The Offering is expected to close on October 28, 2022 (the actual date of the Offering closing is referred to herein as the “Closing Date”), subject to satisfaction of customary closing conditions.

We estimate the net amount of proceeds to us from the Offering after deducting the placement agent’s fees and offering expenses will be approximately $27,750,000. The Company intends to use the net proceeds of the Offering for general corporate purposes, including funding capital, expenditures, or the expansion of its business and providing working capital.

The following is intended to provide a summary of the terms of the agreements and securities described above. This summary is qualified in its entirety by reference to the full text of the agreements, each of which is attached as an exhibit to this Current Report on Form 8-K. Readers should review those agreements for a complete understanding of the terms and conditions associated with these transactions.

SPA

The Notes will be issued pursuant to the terms of the SPA among us and the Investors. The SPA provides for the sale of the Notes for gross proceeds of $30,000,000.

The SPA obligates us to indemnify the Investors and various related parties for certain losses including those resulting from (i) any misrepresentation or breach of any representation or warranty made by us, (ii) any breach of any obligation of ours, and (iii) certain claims by third parties.

Notes

Description of Notes

The following description of the particular terms of the Notes supplements and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus supplement to which reference is hereby made. Terms not defined in this description shall have the meanings given to them in the Notes.

The Notes will not be issued under an indenture. The Notes will be issued at approximately a 13% original issue discount. The Notes will be issued in certificated form and not as global securities.

Initial Closing; Exchange; Additional Closings

At the initial closing of this offering, we will issue $34,500,000 in aggregate principal amount of Notes to certain institutional investors.

If we obtain stockholder approval of the issuances of common stock in excess of the 19.9% Exchange Cap, subject to the satisfaction of certain additional conditions, we may elect to exchange the Notes, on a dollar-for-dollar basis, into new 3% Senior Convertible Notes, which we refer to herein as the Exchange Notes. The Exchange Notes will be identical in all material respects to the Notes, except that they will be issued pursuant to an indenture and a supplemental indenture in exchange for the Notes then outstanding and will have a maturity date of the second anniversary of the date of such exchange.

Upon our filing of an additional prospectus supplement, indenture and supplemental indenture, if elected by the initial purchasers of Notes, we may consummate additional closings of up to $34,500,000 in aggregate principal amount of new 3% Senior Convertible Notes, which we refer to herein as the Additional Notes, at additional closings pursuant to the Securities Purchase Agreement. However, we are not registering pursuant to this prospectus supplement the issuance of any such Additional Notes (or shares of common stock issuable upon conversion of such Additional Notes) that may be issued, from time to time, at such additional closings under the Securities Purchase Agreement. The Additional Notes will be identical in all material respect to the Exchange Notes, except that they will be issued pursuant to an additional prospectus supplement and a separate supplemental indenture and will have a maturity date of the second anniversary of the date of such issuance thereof.

Ranking

The Notes will be the senior unsecured obligations of the Company and not the financial obligations of our subsidiaries. Until such date no Notes remain outstanding, all payments due under the Notes will be senior to all other indebtedness of the Company and/or any of our subsidiaries.

Maturity Date

Unless earlier converted, or redeemed, the Initial Notes will mature on February 28, 2023, which we refer to herein as the “Maturity Date”, subject to the right of the investors to extend the date:

(i)	at the investor’s option to any date (but in no event later than October 28, 2024 without our prior consent)

(ii)	if an event of default under the Notes has occurred and is continuing (or any event shall have occurred and be continuing that with the passage of time and the failure to cure would result in an event of default under the Notes) and/or

(iii)	for a period of 20 business days after the consummation of a fundamental transaction if certain events occur.

We are required to pay, on the Maturity Date, all outstanding principal, accrued and unpaid interest and accrued and unpaid late charges on such principal and interest, if any.

Interest

The Notes bear interest at the rate of 3% per annum (a) shall commence accruing on the date of issuance, (b) shall be computed on the basis of a 360-day year and twelve 30-day months and (c) shall be payable in cash monthly in arrears on (x) if prior to the initial Installment Date (as defined below) or after the Maturity Date, the first trading day of each calendar month, or (y) if on or after the initial Installment Date, but on or prior to the Maturity Date, such Installment Date, if any, in such calendar month (each an “Interest Date”) and if unpaid on an Interest Date, shall compound on such Interest Date. If a holder elects to convert or redeem all or any portion of a Note prior to the Maturity Date, all accrued and unpaid interest on the amount being converted or redeemed will also be payable.

The interest rate of the Notes will automatically increase to 15% per annum (the “Default Rate”) upon the occurrence and continuance of an event of default (See “-- Events of Default” below).

Late Charges

We are required to pay a late charge of 15% on any amount of principal or other amounts that are not paid when due (solely to the extent such amounts are not then accruing interest at the Default Rate).

Conversion

Fixed Conversions at Option of Holder

Each holder of Notes may convert all, or any part, of the outstanding principal and interest of the Notes, at any time at such holder’s option, into shares of our common stock at the initial fixed conversion price of $4.25, which is subject to:

●	proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination and/or similar transactions; and

●	adjustment in connection with a subsequent offering at a per share price less than 120% of the fixed conversion price then in effect to 120% of such per share price.

Voluntary Adjustment Right

Subject to the rules and regulations of the Nasdaq Capital Market, we have the right, at any time, with the written consent of the holders, to lower the fixed conversion price to any amount and for any period of time deemed appropriate by our board of directors.

Alternate Event of Default Optional Conversion

If an event of default has occurred under the Notes, each holder may alternatively elect to convert the Note (subject to an additional 25% redemption premium) at the Alternate Event of Default Conversion Price.

Limitations on Conversion

Beneficial Ownership Limitation

The Notes may not be converted and shares of common stock may not be issued under Notes if, after giving effect to the conversion or issuance, the applicable Holder (together with its affiliates, if any) would beneficially own in excess of 4.99% of our outstanding shares of common stock, which we refer to herein as the “Note Blocker”. The Note Blocker may be raised or lowered to any other percentage not in excess of 9.99% at the option of the applicable holder of Notes, except that any raise will only be effective upon 61-days’ prior notice to us.

Exchange Cap Limitation; Stockholder Meeting Requirement

Unless we obtain the approval of our stockholders in accordance with the rules and regulations of the Nasdaq Capital Market, a maximum of 8,532,198 shares of our common stock (19.99% of the outstanding shares of our common stock on October 25, 2022) shall be issuable upon conversion or otherwise pursuant to the terms of the Notes.

We have agreed to seek approval of our stockholders to permit issuances of our shares of common stock in excess of this limitation at a special or annual meeting of our stockholders to be held no later than December 31, 2022. If we fail to obtain such approval, we will seek approval at an additional special or annual meeting on or prior to March 31, 2023 and, if necessary, semi-annually thereafter.

Events of Default

The Notes contain standard and customary events of default including but not limited: (i) the suspension from trading or the failure to list our common stock within certain time periods; (ii) failure to make payments when due under the Notes; and (iii) bankruptcy or insolvency of the Company.

If an event of default occurs, each holder may require us to redeem all or any portion of the Notes (including all accrued and unpaid interest and late charges thereon), in cash, at a 25% redemption premium to the greater of the face value and the equity value of our common stock underlying the Notes.

The equity value of our common stock underlying the Notes is calculated using the greatest closing sale price of our common stock on any trading day immediately preceding such event of default and the date we make the entire payment required.

Bankruptcy Event of Default Mandatory Redemption

If any bankruptcy event of default occurs, we shall immediately redeem in cash all amounts due under the Notes at a 25% premium, unless the holder waives such right to receive such payment.

Fundamental Transactions

The Notes prohibit us from entering specified fundamental transactions (including, without limitation, mergers, business combinations and similar transactions) unless we (or our successor) is a public company that assumes in writing all of our obligations under the Notes.

Change of Control Redemption Right

In connection with a change of control of the Company, each Holder may require us to redeem in cash all, or any portion, of the Notes to the greater of (i) the face value of the underlying Notes at a 25% redemption premium, (ii) the equity value of our common stock underlying the Notes, and (iii) the equity value of the change of control consideration payable to the holder of our common stock underlying the Notes.

The equity value of our common stock underlying the Notes is calculated using the greatest closing sale price of our common stock during the period immediately preceding the earlier of the consummation or the public announcement of the change of control and ending the date the holder gives notice of such redemption.

The equity value of the change of control consideration payable to the holder of our common stock underlying the Notes is calculated using the aggregate cash consideration per share of our common stock to be paid to the holders of our common stock upon the change of control.

Covenants

The Notes contain a variety of obligations on our part not to engage in specified activities, which are typical for transactions of this type, as well as the following covenants:

●	we and our subsidiaries will not initially (directly or indirectly) incur any other indebtedness except for permitted indebtedness;

●	we and our subsidiaries will not initially (directly or indirectly) will not incur any liens, except for permitted liens;

●	we and our subsidiaries will not, directly or indirectly, redeem or repay all or any portion of any indebtedness (except for certain permitted indebtedness) if at the time the payment is due or is made or, after giving effect to the payment, an event constituting, or that with the passage of time and without being cured would constitute, an event of default has occurred and is continuing;

●	we and our subsidiaries will not redeem, repurchase or pay any dividend or distribution on our respective capital stock;

●	we and our subsidiaries will not sell, lease, assign, transfer or otherwise dispose of any of our assets or any assets of any subsidiary, except for permitted dispositions (including sales of assets in the ordinary course of business);

●	we and our subsidiaries will not (directly or indirectly) engage in a material line of business substantially different from those lines of business as of the date of the issuance of the Notes;

●	we and our subsidiaries will not initially, directly or indirectly, permit any indebtedness to mature or accelerate prior to the Maturity Date of the Notes;

●	we and our subsidiaries will maintain and our existence, rights, and privileges, to become or remain, duly qualified and in good standing in each jurisdiction in which the transaction of its business makes such qualification necessary;

●	we and our subsidiaries will maintain and preserve, all of its properties which are necessary or useful in the proper conduct of our business;

●	we and our subsidiaries will take all action necessary or advisable to maintain all of the intellectual property rights (as defined in the Securities Purchase Agreement) that are necessary or material to the conduct of our business in full force and effect;

●	we and our subsidiaries will maintain insurance in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is in accordance with sound business practice by similarly situated companies;

●	we and our subsidiaries will not, (directly or indirectly), enter into, renew, extend or be a party to, any transaction or series of related transactions with any affiliate, except transactions in the ordinary course of business and on terms that are comparable to an arm’s length transaction with a non-affiliate;

●	we will not, directly or indirectly, without the prior written consent of the holders of a majority in aggregate principal amount of the Notes then outstanding, (i) issue any Notes (other than as contemplated by this offering) or (ii) issue any other securities that would cause a breach or default under the Notes;

●	we and our subsidiaries will pay when due all taxes, fees or other charges of any nature whatsoever now or hereafter imposed or assessed us; and

●	we will hire an independent, reputable investment bank to investigate whether any breach of the Notes has occurred if an event constituting, or that with the passage of time and without being cured would constitute, an event of default has occurred and is continuing or any Holder reasonably believes that an event constituting an event of default has occurred or is continuing.

Installment Conversion; Installment Redemption

The Notes are payable in monthly installments beginning on November 1, 2022 through the Maturity Date (each such date, an “Installment Date”). On each Installment Date, we will make monthly payments by converting the applicable “Installment Amount” (as defined below) into shares of our common stock (an “Installment Conversion”), subject to satisfaction of certain equity conditions as described in the Note, including a minimum $1.50 share price, $500,000 minimum daily volume, and maintaining continued Nasdaq listing requirements among other conditions.

We may also, at our option, pay the Installment Amount by redeeming such Installment Amount in cash (an “Installment Redemption”), or by any combination of an Installment Conversion and an Installment Redemption. However, payment in cash is required in the event equity conditions under the Note are not satisfied.

The “Installment Amount” will equal:

(i)	for all Installment Dates other than the Maturity Date, the lesser of (x) the Holder Pro Rata Amount of $1,437,500 and (y) the principal amount then outstanding under the Note; and

(ii)	on the Maturity Date, the principal amount then outstanding under the Note.

Changes to the Notes

Each Note may not be changed or amended without the prior written consent of the holder of such Note.

Calculations in Respect of the Notes

We will be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the prices of our common stock, the conversion price of the Notes, accrued interest payable on the Notes, the number of shares of our common stock issuable in connection with payments of principal and interest under the Notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on Holders of Notes.

Form, Denomination and Registration

The Notes will be issued: (i) in certificated form; (ii) without interest coupons; and (iii) in minimum denominations of $1,000 principal amount and whole multiples of $1,000.

Governing Law

The Notes will be governed by, and construed in accordance with, the laws of New York without regard to its conflicts of law principles.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 26, 2022, we entered into the SPA pursuant to which we agreed to sell, subject to certain conditions, the Notes in the aggregate principal amount of $34.5 million. The description of the Offering in Item 1.01 of this Current Report on Form 8-K is incorporated in its entirety by this reference into this Item 2.03.

Item 8.01. Other Events.

On October 26, 2022, we issued a press release announcing the signing of the SPA. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of 3% Series A Senior Convertible Note Due 2023 (see Exhibit A-1 to the Securities Purchase Agreement filed as Exhibit 10.1 to the Current Report on Form 8-K).
4.2	Form of 3% Series B-1 Senior Convertible Note (see Exhibit A-2 to the Securities Purchase Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K).
4.3	Form of 3% Series B-2 Senior Convertible Note (see Exhibit A-2 to the Securities Purchase Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K).
4.4	Form of Supplemental Indenture (see Exhibit A-4 to the Securities Purchase Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K).
4.5	Form of Senior Debt Indenture (see Exhibit A-3 to the Securities Purchase Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K).
10.1	Form of Securities Purchase Agreement, dated October 26, 2022, between Ondas Holdings Inc. and the Investors.
10.2	Placement Agent Agreement, dated October 26, 2022, between Ondas Holdings Inc. and Oppenheimer & Co. Inc.
99.1	Press release, dated October 26, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2022	ONDAS HOLDINGS INC.

	By:	/s/ Eric A. Brock
Eric A. Brock
Chief Executive Officer